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                                                                 EXHIBIT 23.6


                     CONSENT OF CHANIN CAPITAL PARTNERS LLC

We hereby consent to the filing of the opinion as Appendix C of, and to the reference made to the firm under, the captions "Summary -- Reasons for the Merger -- Cerplex's Reasons for the Merger"; "-- Recommendation of the Cerplex Board -- Fairness Opinion"; "The Proposed Merger -- Background of the Merger"; "-- Cerplex's Reasons for the Merger"; and "-- Opinion of Financial Advisor to Cerplex" in, the Prospectus/Joint Proxy Statement constituting part of the Registration on Form S-4 of the Registrant.


                                            CHANIN CAPITAL PARTNERS LLC



                                            By:  /s/Russell A. Belinsky
                                               -------------------------------

                                            Its: Managing Director
                                                ------------------------------



Los Angeles, California
March 25, 1998